UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2016

OCWEN FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Florida	1-13219	65-0039856
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1661 Worthington Road, Suite 100

West Palm Beach, Florida 33409

(Address of principal executive offices)

Registrant’s telephone number, including area code: (561) 682-8000

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01      Regulation FD Disclosure.

On August 15, 2016, Ocwen Financial Corporation completed the refinancing of its Ocwen Master Advance Receivables Trust (OMART) servicing advance financing facility.

The new $1.32 billion OMART servicing advance financing facility is comprised of (i) $265 million aggregate principal amount of newly issued two-year fixed rate asset-backed term notes (the Two-Year Notes), (ii) $235 million aggregate principal amount of newly issued three-year fixed rate asset-backed term notes (together with the Two Year Notes, the New Term Notes), (iii) $400 million aggregate principal amount of two-year fixed rate asset-backed term notes issued in November 2015 and (iv) $420 million maximum principal amount of renewed one-year floating rate asset-backed variable funding notes (the VFNs). As part of the refinancing, the maximum principal amount under the VFNs was reduced from $600 million to $420 million and the revolving period was extended through August 2017. The weighted average fixed interest rate on the New Term Notes is 2.874%.

The information contained under Item 7.01 in this Current Report is being furnished and, as a result, such information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OCWEN FINANCIAL CORPORATION (Registrant)

Date: August 15, 2016	By:	/s/ Michael R. Bourque, Jr.
Michael R. Bourque, Jr.
Chief Financial Officer (On behalf of the Registrant and as its principal financial officer)